Exhibit 16.1

August 25, 2005

Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C. 20549

We have read Item 4.01 of Form 8-K dated August 25, 2005 of Enhance Biotech, Inc. and agree with the statements made therein.

                                       /s/ Cacciamatta Accountancy Corporation